CONSENT OF INDEPENDENT ACCOUNTANTS



           We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-3 of our report, which includes an explanatory paragraph concerning the Company's ability to continue as a going concern, dated March 31, 1998 on our audits of the financial statements of Xybernaut Corporation. We also consent to the reference to our firm under the caption "Experts".

                                                 /s/ Coopers & Lybrand L.L.P.

                                                 ------------------------
                                                 Coopers & Lybrand L.L.P.





McLean, VA

May 21, 1998